UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 7, 2005

PremierWest Bancorp

(Exact Name of Registrant as specified in its charter)

Oregon	000-50332	93 - 1282171
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

503Airport Road, Medford, Oregon  97504
Address of Principal Executive Office

Registrant's telephone number including area code 541-618-6003

(Former name or former address, if changed since last report) Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

     On July 7, 2005, PremierWest Bancorp issued a press release announcing the earnings for the quarter ended June 30, 2005. All of the information in the press release, appearing in Exhibit 99, is not filed but is furnished pursuant to Regulation FD.

Item 9.01 Financial Statements and Exhibits.

(a)   Not applicable.
(b)   Not applicable.
(c)   Exhibits.
       99 Press Release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PREMIERRWEST BANCORP
(Registrant)
Date: July 7, 2005	By:	/s/Tom Anderson
Tom Anderson
Senior Vice President and Chief Financial Officer

     PREMIERWEST BANCORP ON TRACK FOR RECORD YEAR!

NET INCOME UP 53.9%

Medford, Oregon - July 7, 2005 - PremierWest Bancorp (NASDAQ - PRWT) announced second quarter net income of $3,237,000, a 53.9% increase when compared to the second quarter of 2004, when the Company earned $2,103,000. Earnings per share, on a fully diluted basis, amounted to $0.19 and $0.13 for the second quarters of 2005 and 2004, respectively.

Net income for the first six months of 2005 climbed to $5,884,000 or $0.35 per fully diluted share, an increase of 49.4% when compared to the first six months of 2004 when net income amounted to $3,939,000 or $0.24 per fully diluted share.

John Anhorn, President & Chief Executive officer, stated, "I am extremely pleased with our continued success in building solid customer relationships while continuing to improve in all measurements of financial performance. PremierWest is clearly on track for a record year both in our financial performance and geographical presence. Our recent addition to the Russell 3000 Indexes and substantial appreciation in shareholder value during the period is a reflection of our strong earnings and consistent execution of a strategy to build a premier financial services company, as well as an indication of the confidence the market has in our ability to continue delivering positive results."

Highlights for the Quarter include:

  Strong earnings and improved efficiencies
  Improved net interest margin
  Strong loan growth and improved credit quality
  Stable deposit growth
  Market expansion

STRONG EARNINGS AND IMPROVED EFFCIENCIES

Rich Hieb, Executive Vice President & Chief Operating officer stated "Strong earnings for the quarter are primarily a result of healthy loan growth, improved credit quality and a better efficiency ratio." The Company's efficiency ratio, which is calculated by dividing non-interest expenses by net interest income and non-interest income, declined to 62.25% for the quarter ended June 30, 2005, down 5.94 basis points when compared to the same quarter in 2004 and 3.01 basis points from the immediately preceding quarter. Hieb further stated, "We expect the positive effect of the current rising interest rate environment on our net interest margin along with growth in quality loans to offset additional expenses associated with market expansion plans during the remainder of the year, and feel confident in our ability to increase net income for the year ending December 31, 2005 in excess of 25% over 2004."

IMPROVED NET INTEREST MARGIN

Net interest income increased $920,000 or 8.9% when compared to the immediately preceding quarter and $2,422,000 or 27.5% when compared to the same quarter in 2004. Second quarter performance resulted in a tax equivalent net interest margin of 5.89%, an improvement of 21 basis points when compared to the first quarter of 2005 and 64 basis points when compared to the same quarter in 2004. Senior Vice President & Chief Financial Officer, Tom Anderson stated, "The improvement in our margin has been achieved despite a 225 basis point climb in the prime lending rate over the last six quarters. Our focus on core deposit relationships, together with strong quality growth in outstanding loans, has been the cornerstone of our improvement in this key component of earnings."

STRONG LOAN GROWTH & IMPROVED CREDIT QUALITY

Gross loans grew at an annualized rate of 18.5% totaling $765.0 million at June 30, 2005, an increase of $33.7 million when compared to the quarter ended March 31, 2005. This most recent quarter marks the 5th consecutive quarter where quarter over quarter loan growth exceeded an annualized rate of 14%. Jim Earley, Senior Vice President & Credit Administrator stated, "We are experiencing good growth in our markets. Loan growth in markets we have most recently entered is in line with expectations. Our newer markets, combined with the vibrant existing markets we serve provide us with solid potential for future growth." Earley further stated, "The quality of our loan portfolio has also improved significantly during the last 5 quarters. We are extremely satisfied and proud of the progress we have achieved in reducing non-performing assets." During the last five quarters, non-performing assets have declined from a high of $9.4 million at March 31, 2004 to the current level of $1.5 million at June 30, 2005, an improvement of 84.0% . During the same period, total loans grew $182.6 million, an increase of 31.4% . Non-performing loans as a percent of total loans amounted to 0.19% at June 30, 2005, compared to 0.26% at March 31, 2005 and 0.39% at June 30, 2004.

STABLE DEPOSIT GROWTH

Total deposits amounted to $734.1 million at June 30, 2005, an increase of $16.2 million when compared to the immediately preceding quarter. Non-interest bearing deposits continue to comprise a significant portion of our deposit base. These deposits grew at an annualized rate of 15.1% for the quarter reaching $196.9 million, or 26.8% of total deposits at June 30, 2005. Core deposits, consisting of non-interest bearing demand, interest bearing demand, and regular savings deposits, comprise approximately 72.8% of our total deposits at June 30, 2005.

MARKET EXPANSION

Construction of a full service branch in the Eagle Point, Oregon market is expected to be completed in mid-September. The city of Shady Cove, Oregon recently approved the site plan for a full-service branch on property the Bank purchased earlier in the year. Construction is expected to begin during the fourth quarter of this year with a completion date early in the first quarter of 2006. We are also in the process of finalizing plans for the remodel of a building purchased in the city of Ashland, Oregon, with an expected full service branch opening early in the first quarter of 2006. PremierWest just recently entered into an agreement to lease ground floor space (approximately 6,000 square feet), in Roseville, California for the operation of a full service branch. Roseville, California was recently listed as one of the top five fastest growing cities in the United States. Rich Hieb, Executive Vice President & Chief Operating Officer stated, "We will continue to explore opportunities complimentary to our existing market presence, with a focus on vibrant growing communities contiguous to our existing locations in the California and Oregon markets."

ABOUT PREMIERWEST BANCORP

PremierWest Bancorp (NASDAQ: PRWT) is a financial services holding company headquartered in Medford, Oregon. We operate primarily through our subsidiary PremierWest Bank. Recognized as one of the fastest growing banks in the Pacific Northwest, PremierWest offers a full array of financial products and services through a network of full service banking offices located primarily along the Interstate 5 freeway corridor between Eugene, Oregon and Sacramento, California.

PremierWest offers expanded banking related services through its two subsidiaries Premier Finance Company and PremierWest Investment Services, Inc. Premier Finance Company operates from offices in Medford, Klamath Falls, Grants Pass, Roseburg and Portland, Oregon and Redding, California. PremierWest Investment Services operates in all of the Bank's community-focused market areas PremierWest Bank was created following the merger of the Bank of Southern Oregon and Douglas National Bank in May of 2000. In April of 2001, PremierWest Bancorp acquired Timberline Bancshares, Inc. and its wholly-owned subsidiary, Timberline Community Bank, with eight branch offices located in Siskiyou County in northern California. In January of 2004, PremierWest acquired Mid Valley Bank with five branch offices located in the northern California counties of Shasta, Tehama, and Butte.

This report contains forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those reflected in these statements. The forward-looking statements are made pursuant to the safe harbor provisions of Section 21D of the Securities Exchange Act of 1934, as amended. Those forward-looking statements are based on management's assumptions and projections, and are sometimes identifiable by the use of the words, "expect to", "plan", "will", "believe" and words of similar predictive nature. Because management's assumptions and projections are based on anticipation of future events, you should not place undue emphasis on forward-looking statements, and you should recognize that those statements are effective only as of the date of this release. You should anticipate that our actual performance may vary from those projections, and variations may be material and adverse. You should not rely solely on forward-looking statements in evaluating an investment or prospective investment, and you should consider all uncertainties and risks discussed in the filings of PremierWest Bancorp with the Securities and Exchange Commission ("SEC"). Risks that may cause our results to differ materially and adversely from management's expectations discussed here include: unanticipated additional expenses associated with opening additional facilities; higher than expected costs of regulatory compliance, particularly with Sarbanes-Oxley; the impact on reported financial results that may occur with the adoption of new accounting rules and tax regulations; the inability to grow earning assets or the inability to fund loan growth through traditional deposit gathering; as well as general economic conditions in our market area and broader economic changes regionally and nationally, and the effect of bank regulatory changes. PremierWest undertakes no obligation to update any forward-looking statements contained herein.

PREMIERWEST BANCORP
FINANCIAL HIGHLIGHTS
(All amounts in 000's, except per share data)
(unaudited)
EARNINGS AND PER SHARE DATA					For the three
					months ended
					March 31
For the Three Months Ended June 30	2005	2004	Change	% Change	2005	Change	% Change

Interest income	$13,845	$10,346	$3,499	33.8%	$12,496	$1,349	10.8%
Interest expense	2,624	1,547	1,077	69.6%	2,195	429	19.5%

Net interest income	11,221	8,799	2,422	27.5%	10,301	920	8.9%
Provision for possible loan losses	-	200	(200)	-100.0%	150	(150)	-100.0%
Noninterest income	1,869	1,696	173	10.2%	1,759	110	6.3%
Noninterest expense	8,148	7,156	992	13.9%	7,870	278	3.5%

Pre-tax income	4,941	3,139	1,803	57.4%	4,040	902	22.3%
Provision for income taxes	1,704	1,036	668	64.5%	1,393	311	22.3%

Net income	$3,237	$2,103	$1,134	53.9%	$2,647	$591	22.3%

Basic earnings per share	$0.20	$0.13	$0.07	53.8%	$0.17	$0.03	17.6%

Diluted earnings per share	$0.19	$0.13	$0.06	46.2%	$0.16	0.03	18.8%

Average shares outstanding--basic	15,355,454	15,291,437	64,017	0.4%	15,345,582	9,872	0.1%
Average shares outstanding--diluted	16,783,983	16,549,203	234,780	1.4%	16,672,767	111,216	0.7%
For the Six Months Ended June 30
Interest income	$26,341	$19,866	$6,475	32.6%
Interest expense	4,818	3,065	1,753	57.2%

Net interest income	21,523	16,801	4,722	28.1%
Provision for possible loan losses	150	500	(350)	-70.0%
Noninterest income	3,627	3,247	380	11.7%
Noninterest expense	16,018	13,669	2,349	17.2%

Pre-tax income	8,982	5,879	3,103	52.8%
Provision for income taxes	3,098	1,940	1,158	59.7%

Net income	$5,884	$3,939	$1,945	49.4%

Basic earnings per share	$0.37	$0.25	$0.12	48.0%

Diluted earnings per share	$0.35	$0.24	$0.11	45.8%

Average shares outstanding--basic	15,349,634	15,011,152	338,482	2.3%
Average shares outstanding--diluted	16,756,934	16,265,594	491,340	3.0%

SELECTED FINANCIAL RATIOS
(annualized)				For the three
				months ended
For the Three Months Ended June 30	2005	2004	Change	March 31, 2005	Change

Yield on average gross loans (1)	7.33%	6.68%	0.66	7.01%	0.32
Yield on average investments (1)	4.41%	2.17%	2.24	3.79%	0.62
Total yield on average earning assets (1)	7.25%	6.16%	1.08	6.87%	0.38
Cost of average interest-bearing deposits	1.69%	1.14%	0.55	1.50%	0.19
Cost of average borrowings	4.43%	2.97%	1.44	5.62%	(1.19)
Total cost of average deposits and borrowings	1.39%	0.92%	0.46	1.22%	0.17
Net interest spread	5.86%	5.24%	0.62	5.65%	0.21
Net interest margin (1)	5.89%	5.25%	0.64	5.68%	0.21

Return on average equity	13.60%	9.96%	3.64	11.49%	2.11
Return on average assets	1.51%	1.10%	0.40	1.29%	0.22

Efficiency ratio (2)	62.25%	68.18%	(5.94)	65.26%	(3.01)

For the Six Months Ended June 30

Yield on average gross loans (1)	7.17%	6.73%	0.46
Yield on average investments (1)	4.06%	2.28%	1.78
Total yield on average earning assets (1)	7.07%	6.15%	0.90
Cost of average interest-bearing deposits	1.59%	1.17%	0.42
Cost of average borrowings	4.81%	2.93%	1.90
Total cost of average deposits and borrowings	1.31%	0.96%	0.35

Net interest spread	5.76%	5.19%	0.56
Net interest margin (1)	5.78%	5.21%	0.58
Net charge-offs to average loans	-0.21%	0.60%	(0.81)
Allowance for loan losses to loans	1.42%	1.41%	0.01
Allowance for loan losses to non-performing loans	759.90%	359.11%	400.79
Non-performing loans to total loans	0.19%	0.39%	(0.21)
Non-performing assets/total assets	0.17%	0.51%	(0.34)

Return on average equity	12.56%	9.67%	2.89
Return on average assets	1.40%	1.08%	0.32

Efficiency ratio (2)	63.69%	68.18%	(4.49)

Notes:

(1)	Tax equivalent at a 34% rate
(2)	Non-interest expense divided by net interest income plus non-interest income

					Balance Sheet
BALANCE SHEET					at March 31
At June 30	2005	2004	Change	% Change	2005	Change	% Change
Fed funds sold and investments	$25,948	$65,965	$(40,017)	-60.7%	$20,626	$5,322	25.8%
Gross loans	764,974	613,358	151,616	24.7%	731,226	33,748	4.6%
Reserve for loan losses	(10,858)	(8,651)	(2,207)	25.5%	(9,378)	(1,480)	15.8%
Net loans	754,116	604,707	149,409	24.7%	721,848	32,268	4.5%
Other assets	98,401	104,898	(6,497)	-6.2%	93,576	4,825	5.2%
Total assets	$878,465	$775,570	$102,895	13.3%	$836,050	$42,415	5.1%

Non-interest-bearing deposits	$196,957	$169,986	$26,971	15.9%	$189,772	$7,185	3.8%
Interest-bearing deposits	537,166	490,444	46,722	9.5%	528,124	9,042	1.7%
Total deposits	734,123	660,430	73,693	11.2%	717,896	16,227	2.3%
Borrowings	42,564	23,002	19,562	85.0%	17,723	24,841	140.2%
Other liabilities	5,417	6,988	(1,571)	-22.5%	7,283	(1,866)	-25.6%
Stockholders' equity	96,361	85,150	11,211	13.2%	93,148	3,213	3.4%
Total liabilities and stockholders' equity	$878,465	$775,570	$102,895	13.3%	$836,050	$42,415	5.1%

Period end shares outstanding (1)	16,421,428	16,353,728	67,700	0.4%	16,412,321	9,107	0.1%
Book value per share	$5.87	$5.21	$0.66	12.7%	$5.68	$0.19	3.3%
Tangible book value per share	$4.44	$3.79	$0.65	17.2%	$4.31	$0.13	3.0%

Allowance for loan losses:
Balance beginning of period	$9,171	$11,551	$(2,380)	-20.6%	$9,171	$-	0.0%
Provision for loan losses	150	500	(350)	-70.0%	150	0	0.0%
Net (charge-offs) recoveries	1,538	(3,400)	4,938	-145.2%	57	1,481	2598.2%
Balance end of period	$10,859	$8,651	$2,208	25.5%	$9,378	$1,481	15.8%

Non-performing assets:
Non-performing loans	$1,429	$2,409	$(980)	-40.7%	$1,892	$(463)	-24.5%
Real estate owned	62	1,545	(1,483)	-96.0%	483	(421)	-87.2%
Total non-performing assets	$1,491	$3,954	$(2,463)	-62.3%	$2,375	$(884)	-37.2%

Notes: (1) Amount includes 11,000 shares of preferred stock issued November 17, 2003 as if converted into common stock at a conversion ratio of 96.469 to 1 for a total of 1,061,159 common shares.

					For the three
AVERAGE BALANCE SHEET					months ended
For the Three Months Ended June 30	2005	2004	Change	% Change	March 31, 2005	Change	% Change

Average fed funds sold and investments	$20,757	$77,140	$ (56,383)	-73.1%	$ 31,813	$ (11,056)	-34.8%
Average loans, gross	749,264	600,664	148,600	24.7%	701,028	48,236	6.9%
Average total assets	856,738	761,950	94,788	12.4%	818,445	38,293	4.7%
Average non-interest-bearing deposits	192,894	165,047	27,847	16.9%	182,449	10,445	5.7%
Average interest-bearing deposits	524,832	481,001	43,831	9.1%	518,270	6,562	1.3%
Average total deposits	717,726	646,048	71,678	11.1%	700,719	17,007	2.4%
Average total borrowings	36,951	24,339	12,612	51.8%	18,137	18,814	103.7%
Average stockholders' equity	95,174	84,424	10,750	12.7%	92,131	3,043	3.3%

For the Six Months Ended June 30
Average fed funds sold and investments	$26,125	$84,371	$ (58,246)	-69.0%
Average loans, gross	725,279	568,266	157,013	27.6%
Average total assets	837,697	729,475	108,222	14.8%
Average non-interest-bearing deposits	187,700	154,468	33,232	21.5%
Average interest-bearing deposits	521,569	459,951	61,618	13.4%
Average total deposits	709,269	614,419	94,850	15.4%
Average total borrowings	27,596	24,955	2,641	10.6%
Average stockholders' equity	93,661	81,450	12,211	15.0%